UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2025

Onconetix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41294	83-2262816
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 E. Fifth Street, Suite 1900 Cincinnati, Ohio	45202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 620-4101

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.00001 per share	ONCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on January 24, 2025, Onconetix, Inc. (the “Company”) received a letter from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon the closing bid price of the Company’s common stock, par value $0.00001 per share (“Common Stock”), from November 25, 2024 to January 10, 2025, the Company is no longer in compliance with the requirement for continued listing on The Nasdaq Capital Market to maintain a minimum bid price of $1.00 per share, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), Nasdaq provided the Company with 180 calendar days to regain compliance with the Minimum Bid Price Rule.

On April 14, 2025, Nasdaq issued a further notice (the “Notice”) to the Company that it determined that the Company’s securities had a closing bid price of $0.10 or less for ten consecutive trading days. Accordingly, the Company is subject to the provisions under Nasdaq Listing Rule 5810(c)(3)(A)(iii). As a result, unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”), trading of the Common Stock will be suspended at the opening of business on April 23, 2025, and a Form 25-NSE will be filed with the Commission, which will remove the Company’s securities from listing and registration on Nasdaq.

The Company intends to request a hearing before the Panel. A hearing request will stay the trading suspension of the Company’s securities and the filing of the Form 25-NSE pending the Panel’s decision. However, there are no assurances that the Panel would grant the Company’s request for continued listing or an extension to demonstrate compliance. If the Company does not obtain a favorable decision from the Panel, its Common Stock will become subject to delisting.

Item 8.01. Other Events

On April 17, 2025, the Company’s board of directors (the “Board”) determined to postpone the Company’s 2025 annual meeting of shareholders (the “Annual Meeting”), previously scheduled for Wednesday, June 4, 2025. The Annual Meeting will be held on a date and in a manner and at a time and location to be announced.

The Board will set a new record date for determining shareholders entitled to receive notice of, and vote at, the Annual Meeting, which will be disclosed at a later time. In addition, the Company will establish a due date for receipt of shareholder proposals in accordance with the Company's Amended and Restated By-Laws and the requirements of under the Securities and Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCONETIX, INC.

Date: April 18, 2025	By:	/s/ Karina M. Fedasz
	Name:	Karina M. Fedasz
	Title:	Interim Chief Executive Officer and Interim Chief Financial Officer

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